Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Net Income of $71.0 million for 2018;

Full Year 2018 Adjusted EBITDAre grows 9.1 percent to $196.5 million;

Adjusted FFO increases to $141.0 million, $1.35 per share for 2018;

Austin, Texas, February 26, 2019 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the fourth quarter and full year ended December 31, 2018.

“Our results for the fourth quarter came in at the high-end of our expectations as better than expected demand, across several of our key markets, partially offset the comparison we had to the very strong fourth quarter of 2017,”  said Dan Hansen, the Company’s Chairman, President and Chief Executive Officer. “Our outlook for 2019 assumes a continuation of the current operating environment. We remain confident in our differentiated investment thesis of owning high-quality, well-located assets with efficient operating models and its ability to generate attractive long-term investment returns. We have taken advantage of a favorable transaction environment by completing approximately $120 million of asset sales over the last twelve months at very attractive capitalization rates and we continue to invest capital to add value across the portfolio,” commented Mr. Hansen.

Full Year 2018 Highlights

•	Net Income: Net income attributable to common stockholders decreased to $71.0 million, or $0.68 per diluted share, compared with $79.2 million, or $0.79 per diluted share, in the same period of 2017.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) increased 0.8 percent to $121.74 from the same period in 2017. Pro forma average daily rate (“ADR”) increased 1.3 percent to $156.18 compared to the same period in 2017, which was partially offset by an occupancy decline of 0.5 percent to 77.9 percent.

•	Same-Store RevPAR: Same-store RevPAR decreased 0.2 percent to $119.53 from the same period in 2017. Same-store ADR increased 1.6 percent to $153.87 compared to the same period in 2017, which was offset by an occupancy decline of 1.8 percent to 77.7 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $205.9 million, a decrease of 0.2 percent from the same period in 2017. Pro forma hotel EBITDA margin contracted by 81 basis points to 37.0 percent from 37.8 percent in the same period of 2017. Excluding the effect of a 9.3 percent increase in property taxes, pro forma hotel EBITDA margin contracted by 29 basis points to 37.5 percent.

•	Adjusted EBITDAre: Adjusted EBITDAre increased 9.1 percent to $196.5 million from $180.1 million in the same period of 2017.

•	Adjusted FFO: AFFO increased 5.1 percent to $141.0 million, or $1.35 per diluted share, from $134.1 million, or $1.34 per diluted share, in the same period of 2017.

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•	Acquisitions: The Company acquired the 150-guestroom Residence Inn by Marriott Boston Watertown on September 12, 2018, for a purchase price of $71.0 million at a forward twelve-month capitalization rate of 8.1 percent.

•	Dispositions: The Company sold eight hotels containing 910 guestrooms for an aggregate sales price of $106.8 million. The eight properties were sold at a trailing capitalization rate of 7.7 percent and resulted in the realization of an aggregate net gain on sale of $42.5 million.

The Company’s results for the three and twelve months ended December 31, 2018 and 2017 are as follows:

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2018		2017	2018		2017

Net income attributable to common stockholders	$2,047		$2,389	$70,973		$79,234
Net income per diluted share	$0.02		$0.02	$0.68		$0.79
Total revenues	$132,509		$131,745	$567,270		$515,377
EBITDAre (1)	$43,839		$43,231	$192,533		$173,496
Adjusted EBITDAre (1)	$45,015		$44,479	$196,480		$180,148
FFO (1)	$29,522		$26,487	$131,324		$121,856
Adjusted FFO (1)	$31,289		$31,499	$140,989		$134,111
FFO per diluted share and unit (1) (2)	$0.28		$0.25	$1.26		$1.21
Adjusted FFO per diluted share and unit (1) (2)	$0.30		$0.30	$1.35		$1.34

Pro Forma (3)
RevPAR	$113.55		$115.04	$121.74		$120.83
RevPAR Growth	-1.3%			0.8%
Hotel EBITDA	$47,072		$47,506	$205,941		$206,262
Hotel EBITDA margin	35.5%		36.1%	37.0%		37.8%
Hotel EBITDA margin growth	-61	bps		-81	bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release. Non-GAAP financial measures are unaudited.

(2)	Amounts are based on 104,143,000 weighted average diluted common shares and units and 104,184,000 weighted average diluted common shares and units for the three months ended December 31, 2018, and 2017, respectively, and 104,315,000 weighted average diluted common shares and units and 100,372,000 weighted average diluted common shares and units for the twelve months ended December 31, 2018, and 2017, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 77 hotels owned as of December 31, 2018, as if each hotel had been owned by the Company since January 1, 2017. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2017, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Fourth Quarter 2018 Highlights

•	Net Income: Net income attributable to common stockholders decreased to $2.0 million, or $0.02 per diluted share, compared with $2.4 million, or $0.02 per diluted share, in the same period of 2017.

•	Pro Forma RevPAR: Pro forma RevPAR decreased 1.3 percent to $113.55 from the same period in 2017. Pro forma ADR increased 0.9 percent to $152.41, which was offset by an occupancy decline of 2.2 percent to 74.5 percent.

•	Same-Store RevPAR: Same-store RevPAR decreased 1.5 percent to $111.03 from the same period in 2017. Same-store ADR increased 1.3 percent to $150.30 compared to the same period in 2017, which was offset by an occupancy decline of 2.8 percent to 73.9 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $47.1 million, a decrease of 0.9 percent from the same period in 2017. Pro forma hotel EBITDA margin contracted by 61 basis points to 35.5 percent from 36.1 percent in the same period of 2017.

•	Adjusted EBITDAre: Adjusted EBITDAre increased 1.2 percent to $45.0 million from $44.5 million in the same period of 2017.

•	Adjusted FFO: Adjusted Funds from Operations (“AFFO”) decreased 0.7 percent to $31.3 million, or $0.30 per diluted share, from $31.5 million, or $0.30 per diluted share, in the same period of 2017.

Capital Improvements

During the three and twelve months ended December 31, 2018, the Company invested $17.1 million and $66.6 million in capital improvements, respectively. Among the notable projects completed during the year were comprehensive renovations of the 252-guestroom Holiday Inn Express & Suites San Francisco Fisherman’s Wharf and the 165-guestroom Marriott Boulder. In addition, the Company invested $32.4 million into its hotels acquired during 2016 and 2017, which primarily relates to change-of-ownership property improvement plans and represents nearly 50 percent of total spend during the year. The Company anticipates investing $40.0 to $60.0 million in capital improvements across its portfolio in 2019.

Capital Markets & Balance Sheet

During the fourth quarter, the Company completed the following capital markets transactions:

•	On December 6, 2018, the Company closed on a new $600 million unsecured credit facility which increased the size of the facility by $150 million, extended the maturity dates, reduced borrowing costs, enhanced flexibility, and expanded the Company’s bank group. The upsized credit facility is comprised of a $400 million unsecured revolving line of credit and a $200 million unsecured term loan and replaced the Company’s previous $450 million unsecured credit facility. The $400 million revolving line of credit matures in March 2023 and can be extended to March 2024, subject to certain conditions, and the $200 million term loan matures in April 2024. The new credit facility includes an accordion feature that will allow the Company to request additional lender commitments up to a total of $900 million. The interest rate on the credit facility is based on a pricing grid ranging from 135 basis points to 210 basis points plus LIBOR for the $200 million term loan and 140 basis points to 215 basis points plus LIBOR for the $400 million revolving line of credit, depending upon the Company’s leverage ratio.

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•	On December 31, 2018, the Company repaid, without any prepayment penalty, four mortgage loans totaling $107.1 million that were scheduled to mature in March 2019 and had an average interest rate of 5.18 percent. The repayment of these loans increased the Company’s average time to maturity to nearly five years and there are no significant debt maturities until November 2022.

At December 31, 2018, the Company had the following:

•	Total outstanding debt of $965.0 million with a weighted average interest rate of 4.27 percent.

•	After giving effect to interest rate derivative agreements, $569.1 million, or 59 percent, of our debt had fixed interest rates, and $395.9 million, or 41 percent had variable interest rates.

•	Undrawn availability on its senior unsecured revolving credit facility of $285.0 million.

•	Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve-month pro forma adjusted EBITDAre of 4.7x.

At February 18, 2019, the Company had the following:

•	Total outstanding debt of $949.4 million with a weighted average interest rate of 4.27 percent.

•	After giving effect to interest rate derivative agreements, $568.7 million, or 60 percent, of our debt had fixed interest rates, and $380.8 million, or 40 percent had variable interest rates.

•	Undrawn availability on its senior unsecured revolving credit facility of $300.0 million.

•	Total net debt to trailing twelve-month pro forma adjusted EBITDAre of 4.7x.

Subsequent Events

On January 31, 2019, the Company acquired a fee simple interest in the real estate at its Residence Inn by Marriott Baltimore Hunt Valley for a purchase price of $4.1 million. The hotel is no longer subject to a ground lease and the Company will no longer be required to make annual ground lease payments equal to $0.4 million, resulting in an effective capitalization rate of 10.0 percent.

On February 12, 2019, the Company completed the sale of the 66-guestroom Holiday Inn Express and 64-guestroom Country Inn & Suites located in Charleston, WV for an aggregate sales price of $11.6 million which resulted in an estimated combined gain on sale of $4.1 million. The aggregate sales price, plus estimated future capital improvements, represents a capitalization rate of 7.4 percent for the trailing twelve months ended December 31, 2018. The two hotels had an average RevPAR of $79.82, which was 34 percent lower than the Company’s pro forma portfolio average RevPAR, and hotel EBITDA margin of 33.3 percent, which was 370 basis points lower than the portfolio average for the same period. Net proceeds from the sale were applied to reduce the outstanding balance on the Company’s unsecured revolving credit facility.

Dividends

On February 1, 2019, the Company declared a quarterly cash dividend of $0.18 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The annualized dividend of $0.72 per common share and per common unit represents an annual dividend yield of 6.2 percent based on the February 25, 2019 closing stock price.

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In addition, the Company declared a quarterly cash dividend of:

•	$0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock.

•	$0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock.

The common and preferred dividends are payable on February 28, 2019 to holders of record as of February 14, 2019.

2019 Outlook

The Company is providing its outlook for the full year 2019 based on 75 hotels owned as of February 26, 2019. There are no future acquisitions, dispositions, or additional capital markets activities assumed in the Company’s outlook for full year 2019 beyond those previously mentioned.

FULL YEAR 2019
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (75) [1]	$122.25	$126.00
Pro forma RevPAR growth (75) [1]	0.00%	3.00%
RevPAR (same-store 73) [2]	$121.25	$125.00
RevPAR growth (same-store 73) [2]	0.00%	3.00%
Adjusted EBITDAre	$186,700	$199,000
Adjusted FFO	$127,200	$140,200
Adjusted FFO per diluted unit [3]	$1.22	$1.34
Capital improvements	$40,000	$60,000

(1)	As of February 26, 2019, the Company owned 75 hotels. Pro forma outlook information for the full year 2019 includes operating estimates for 75 hotels as if each hotel had been owned since January 1, 2018.

(2)	As of February 26, 2019, the Company owned 73 same-store hotels. The same-store outlook information includes operating estimates for 73 hotels owned by the Company since January 1, 2018.

(3)	Assumes weighted average diluted common shares and units outstanding of 104,300,000 for the full year 2019.

Fourth Quarter and Full Year 2018 Earnings Conference Call

The Company will conduct its quarterly conference call on Wednesday, February 27, 2019, at 9:00 AM ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 2086997. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Wednesday, March 6, 2019, by dialing 855-859-2056, conference identification code 2086997. A replay will also be available in the Investor Relations section of the Company’s website until April 30, 2019.

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About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of February 26, 2019, the Company’s portfolio consisted of 75 hotels with a total of 11,529 guestrooms located in 25 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
NJ
DE
MD
VT
NH
ME
MA
CT
RI
Summit's Portfolio (75) (1)

(1) Includes all acquisitions and dispositions completed as of February 26, 2019.

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	December 31, 2018	December 31, 2017

ASSETS
Investment in hotel properties, net	$2,065,554	$2,059,492
Investment in hotel properties under development	-	23,793
Undeveloped land	2,267	2,942
Assets held for sale, net	7,633	1,193
Investment in real estate loans, net	30,700	12,356
Cash and cash equivalents	44,088	36,545
Restricted cash	28,468	29,462
Trade receivables, net	13,978	16,985
Prepaid expenses and other	10,111	9,454
Deferred charges, net	4,691	5,221
Other assets	14,807	12,431
Total assets	$2,222,297	$2,209,874
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$958,712	$868,236
Accounts payable	5,391	7,774
Accrued expenses and other	66,050	56,488
Total liabilities	1,030,153	932,498

Total stockholders' equity	1,189,849	1,274,502
Non-controlling interests in operating partnership	2,295	2,874
Total equity	1,192,144	1,277,376
Total liabilities and equity	$2,222,297	$2,209,874

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Revenues:	(Unaudited)
Room	$121,788	$121,824	$523,439	$479,934
Food and beverage	6,110	6,201	24,773	21,919
Other	4,611	3,720	19,058	13,524
Total revenues	132,509	131,745	567,270	515,377
Expenses:
Room	28,752	28,280	119,724	108,715
Food and beverage	4,657	4,725	19,447	17,002
Other hotel operating expenses	37,444	37,537	158,917	144,258
Property taxes, insurance and other	11,089	10,048	43,339	37,419
Management fees	3,593	4,241	18,521	18,210
Depreciation and amortization	25,872	23,875	101,013	85,927
Corporate general and administrative	4,430	4,599	21,509	19,597
Hotel property acquisition costs	-	-	-	354
Loss on impairment of assets	1,075	-	1,075	-
Total expenses	116,912	113,305	483,545	431,482
(Loss) gain on disposal of assets, net	(640)	(322)	41,474	43,209
Operating income	14,957	18,118	125,199	127,104
Other income (expense):
Interest expense	(11,365)	(8,201)	(41,944)	(29,687)
Other income, net	1,363	931	6,949	3,778
Total other expense	(10,002)	(7,270)	(34,995)	(25,909)
Income from continuing operations before income taxes	4,955	10,848	90,204	101,195
Income tax benefit (expense)	802	(1,061)	922	(1,674)
Net income	5,757	9,787	91,126	99,521
Non-controlling interest in Operating Partnership	(1)	(18)	(205)	(307)
Net income attributable to Summit Hotel Properties, Inc.	5,756	9,769	90,921	99,214
Preferred dividends	(3,709)	(4,808)	(16,671)	(17,408)
Premium on redemption of preferred stock	-	(2,572)	(3,277)	(2,572)
Net income attributable to common stockholders	$2,047	$2,389	$70,973	$79,234
Earnings per share:
Basic and diluted	$0.02	$0.02	$0.68	$0.79
Weighted average common shares outstanding:
Basic	103,682	103,265	103,623	99,406
Diluted	103,759	103,653	103,842	99,780
Dividends per share	$0.18	$0.17	$0.72	$0.67

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(In thousands except per share and unit amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net income	$5,757	$9,787	$91,126	$99,521
Preferred dividends	(3,709)	(4,808)	(16,671)	(17,408)
Premium on redemption of preferred stock	-	(2,572)	(3,277)	(2,572)
Net income applicable to common shares and units	$2,048	$2,407	$71,178	$79,541
Real estate-related depreciation (1)	25,759	23,758	100,545	85,524
Loss on impairment of assets	1,075	-	1,075	-
Loss (gain) on disposal of assets, net	640	322	(41,474)	(43,209)
FFO applicable to common shares and common units	$29,522	$26,487	$131,324	$121,856
Amortization of lease-related intangible assets, net	95	-	712	-
Amortization of deferred financing costs	478	469	1,973	2,022
Amortization of franchise fees (1)	113	117	468	403
Equity-based compensation	1,298	1,404	6,665	5,887
Hotel property acquisition costs	-	-	-	354
Debt transaction costs	136	15	401	195
Premium on redemption of preferred stock	-	2,572	3,277	2,572
Non-cash interest income (2)	(517)	(284)	(2,045)	(284)
Casualty losses (recoveries), net	164	113	(1,786)	500
Non-cash income tax related to adjustment to deferred tax asset	-	606	-	606
AFFO applicable to common shares and common units	$31,289	$31,499	$140,989	$134,111
Weighted average diluted common shares/common units (2)	104,143	104,184	104,315	100,372
FFO per common share and unit	$0.28	$0.25	$1.26	$1.21
AFFO per common share and unit	$0.30	$0.30	$1.35	$1.34

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDAre

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net income	$5,757	$9,787	$91,126	$99,521
Depreciation and amortization	25,872	23,875	101,013	85,927
Interest expense	11,365	8,201	41,944	29,687
Interest income	(68)	(15)	(229)	(104)
Income tax (benefit) expense	(802)	1,061	(922)	1,674
EBITDA	42,124	42,909	232,932	216,705
Loss on impairment of assets	1,075	-	1,075	-
Loss (gain) on disposal of assets, net	640	322	(41,474)	(43,209)
EBITDAre	43,839	43,231	192,533	173,496
Amortization of lease-related intangible assets, net	95	-	712	-
Equity-based compensation	1,298	1,404	6,665	5,887
Hotel property acquisition costs	-	-	-	354
Debt transaction costs	136	15	401	195
Non-cash interest income (1)	(517)	(284)	(2,045)	(284)
Casualty losses (recoveries), net	164	113	(1,786)	500
Adjusted EBITDAre (2)	$45,015	$44,479	$196,480	$180,148

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(2)	Adjusted EBITDAre is consistent with the Company’s presentation of Adjusted EBITDA in historical periods. Please see non-GAAP financial measures disclosure at the end of this release for additional detail.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Pro Forma Operating Data (1) (2)	2018	2017	2018	2017
Pro forma room revenue	$121,794	$121,525	$514,321	$506,388
Pro forma other hotel operations revenue	10,723	9,973	42,941	39,713
Pro forma total revenues	132,517	131,498	557,262	546,101
Pro forma total hotel operating expenses	85,445	83,992	351,321	339,839
Pro forma hotel EBITDA	$47,072	$47,506	$205,941	$206,262
Pro forma hotel EBITDA Margin	35.5%	36.1%	37.0%	37.8%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$132,509	$131,745	$567,270	$515,377
Total revenues - acquisitions (1)	-	7,287	7,862	76,101
Total revenues - dispositions (2)	8	(7,534)	(17,870)	(45,377)
Pro forma total revenues	132,517	131,498	557,262	546,101

Hotel Operating Expenses:
Total hotel operating expenses	85,535	84,831	359,948	325,604
Hotel operating expenses - acquisitions (1)	-	4,221	3,547	44,754
Hotel operating expenses - dispositions (2)	(90)	(5,060)	(12,174)	(30,519)
Pro forma hotel operating expenses	85,445	83,992	351,321	339,839

Hotel EBITDA:
Operating income	14,957	18,118	125,199	127,104
Loss (gain) on disposal of assets, net	640	322	(41,474)	(43,209)
Loss on impairment	1,075	-	1,075	-
Hotel property acquisition costs	-	-	-	354
Corporate general and administrative	4,430	4,599	21,509	19,597
Depreciation and amortization	25,872	23,875	101,013	85,927
Hotel EBITDA	46,974	46,914	207,322	189,773
Hotel EBITDA - acquisitions (1)	-	3,066	4,315	31,347
Hotel EBITDA - dispositions (2)	98	(2,474)	(5,696)	(14,858)
Pro forma hotel EBITDA	$47,072	$47,506	$205,941	$206,262

(1)	Unaudited pro forma information includes operating results for 77 hotels owned as of December 31, 2018, as if all such hotels had been owned by the Company since January 1, 2017. For hotels acquired by the Company after January 1, 2017 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2017, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2017 and December 31, 2018 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2017 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Amounts in thousands, except operating metrics)

	2018
Pro Forma Operating Data (1) (2)	Q1	Q2	Q3	Q4	Year Ended December 31, 2018
Pro forma room revenue	$123,127	$136,656	$132,744	$121,794	$514,321
Pro forma other hotel operations revenue	10,218	11,135	10,865	10,723	42,941
Pro forma total revenues	133,345	147,791	143,609	132,517	557,262
Pro forma total hotel operating expenses	85,506	90,184	90,186	85,445	351,321
Pro forma hotel EBITDA	$47,839	$57,607	$53,423	$47,072	$205,941
Pro forma hotel EBITDA Margin	35.9%	39.0%	37.2%	35.5%	37.0%

Pro Forma Statistics (1) (2)
Rooms sold	784,494	856,660	852,779	799,113	3,293,046
Rooms available	1,033,380	1,046,262	1,072,597	1,072,628	4,224,867
Occupancy	75.9%	81.9%	79.5%	74.5%	77.9%
ADR	$156.95	$159.52	$155.66	$152.41	$156.18
RevPAR	$119.15	$130.61	$123.76	$113.55	$121.74

Actual Statistics
Rooms sold	840,173	908,357	855,950	799,113	3,403,593
Rooms available	1,101,780	1,114,542	1,082,225	1,072,628	4,371,175
Occupancy	76.3%	81.5%	79.1%	74.5%	77.9%
ADR	$154.22	$154.84	$153.55	$152.40	$153.79
RevPAR	$117.60	$126.20	$121.44	$113.54	$119.75

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$140,199	$152,222	$142,340	$132,509	$567,270
Total revenues from acquisitions (1)	2,038	3,271	2,553	-	7,862
Total revenues from dispositions (2)	(8,892)	(7,702)	(1,284)	8	(17,870)
Pro forma total revenues	133,345	147,791	143,609	132,517	557,262

Hotel Operating Expenses:
Total hotel operating expenses	89,812	94,218	90,383	85,535	359,948
Total hotel operating expenses from acquisitions (1)	1,144	1,314	1,089	-	3,547
Total hotel operating expenses from dispositions (2)	(5,450)	(5,348)	(1,286)	(90)	(12,174)
Pro forma total hotel operating expenses	85,506	90,184	90,186	85,445	351,321

Hotel EBITDA:
Operating income	18,491	44,761	46,990	14,957	125,199
Loss (gain) on disposal of assets, net	43	(17,331)	(24,826)	640	(41,474)
Loss on impairment of assets	-	-	-	1,075	1,075
Hotel property acquisition costs	-	-	-	-	-
Corporate general and administrative	6,607	5,620	4,852	4,430	21,509
Depreciation and amortization	25,246	24,954	24,941	25,872	101,013
Hotel EBITDA	50,387	58,004	51,957	46,974	207,322
Hotel EBITDA from acquisitions (1)	894	1,957	1,464	-	4,315
Hotel EBITDA from dispositions (2)	(3,442)	(2,354)	2	98	(5,696)
Pro forma hotel EBITDA	$47,839	$57,607	$53,423	$47,072	$205,941

(1)	Unaudited pro forma information includes operating results for 77 hotels owned as of December 31, 2018 as if all such hotels had been owned by the Company since January 1, 2018. For hotels acquired by the Company after January 1, 2018 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2018 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2018 and December 31, 2018 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2018 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Pro Forma (77) ¹
Rooms sold	799,113	804,355	3,293,046	3,283,621
Rooms available	1,072,628	1,056,344	4,224,867	4,190,927
Occupancy	74.5%	76.1%	77.9%	78.4%
ADR	$152.41	$151.08	$156.18	$154.22
RevPAR	$113.55	$115.04	$121.74	$120.83

Occupancy change	-2.2%		-0.5%
ADR change	0.9%		1.3%
RevPAR change	-1.3%		0.8%

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Same-Store (61) ¹
Rooms sold	604,755	621,441	2,522,458	2,567,079
Rooms available	818,616	817,880	3,247,050	3,244,847
Occupancy	73.9%	76.0%	77.7%	79.1%
ADR	$150.30	$148.33	$153.87	$151.43
RevPAR	$111.03	$112.70	$119.53	$119.80

Occupancy change	-2.8%		-1.8%
ADR change	1.3%		1.6%
RevPAR change	-1.5%		-0.2%

(1)	Unaudited pro forma information includes operating results for 77 hotels owned as of December 31, 2018, as if each hotel had been owned by the Company since January 1, 2017. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 61 hotels owned by the Company as of January 1, 2017, and at all times during the three months and twelve months ended December 31, 2018, and 2017.

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations for Financial Outlook

(Unaudited)

(Amounts in thousands except per share and unit)

	For the Year Ending December 31, 2019
	Low	High
Net income	$39,800	$52,800
Preferred dividends	(14,800)	(14,800)
Net income applicable to common shares and units	25,000	38,000
Real estate-related depreciation	100,100	100,100
Gain on disposal of assets, net	(4,100)	(4,100)
FFO applicable to common shares and common units	121,000	134,000
Amortization of lease-related intangible assets, net	400	400
Amortization of deferred financing costs	1,400	1,400
Amortization of franchise fees	400	400
Equity based compensation	5,800	5,800
Debt transaction costs	100	100
Non-cash interest income	(2,100)	(2,100)
Non-cash straight-line lease expense, net	200	200
AFFO applicable to common shares and common units	$127,200	$140,200
Weighted average diluted common shares/common units (1)	104,300	104,300
FFO per common share and common unit	$1.16	$1.28
AFFO per common share and common unit	$1.22	$1.34

(1)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – EBITDA for Financial Outlook

(Unaudited)

(Amounts in thousands)

	For the Year Ending December 31, 2019
	Low	High
Net income	$39,800	$52,800
Depreciation and amortization	100,500	100,500
Interest expense	43,800	43,100
Income tax expense	2,300	2,300
EBITDA	186,400	198,700
Gain on disposal of assets, net	(4,100)	(4,100)
EBITDAre	182,300	194,600
Amortization of lease-related intangible assets, net	400	400
Equity based compensation	5,800	5,800
Debt transaction costs	100	100
Non-cash interest income	(2,100)	(2,100)
Non-cash straight-line lease expense, net	200	200
Adjusted EBITDAre	$186,700	$199,000

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Non-GAAP Financial Measures

We report certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("non-GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre and hotel EBITDA. We caution investors that amounts presented in accordance with our definitions of FFO and EBITDAre may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by Generally Accepted Accounting Principles ("GAAP") such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash interest income and non-cash income tax related adjustments to our deferred tax asset. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO excludes depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as net income or loss, excluding: (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) loss and gains on disposition of property, (v) impairment and (vi) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

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Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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